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Exhibit 10.25

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

UNDER THE BLADELOGIC, INC.
2007 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:

        Pursuant to the BladeLogic, Inc. 2007 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, BladeLogic, Inc. (the "Company") has, effective as of the Grant Date, awarded the Grantee a Restricted Stock Award (the "Award"). The Grantee shall receive the number of shares of Common Stock, par value $0.001 per share (the "Stock"), of the Company specified above for his or her future service as a director of the Company, subject to the restrictions and conditions set forth herein and in the Plan.

        1.    Issuance of Stock under Award.    The shares of Restricted Stock granted under this Award shall be issued and held by the Company's transfer agent in book entry form, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

        2.    Restrictions and Conditions.

          (a)   Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

          (b)   Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

          (c)   If the Grantee's service as a director of the Company is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

        3.    Vesting of Restricted Stock.    The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a director of the Company on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date
(100%)

        Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

        4.    Dividends.    Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

        5.    Incorporation of Plan.    Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the

Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

        6.    Transferability.    This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

        7.    Election Under Section 83(b).    The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.

        8.    No Obligation to Continue Service as a Director.    Neither the Company nor the Grantee is obligated to the other by or as a result of the Plan or this Agreement to continue the Grantee's service as a director of the Company. Neither the Plan nor this Agreement shall interfere in any way with the rights of the Company to remove the Grantee as a director.

        9.    Notices.    Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BLADELOGIC, INC.
By:	Title:

        The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee's Signature
Grantee's name and address:

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DIRECTOR RESTRICTED STOCK AWARD AGREEMENT UNDER THE BLADELOGIC, INC. 2007 STOCK OPTION AND INCENTIVE PLAN